Exhibit 99.1

Ainos Unveils Critical Progress in Ainos Flora Clinical Trials and Next-Gen Plans Powered by NVIDIA CUDA

Clinical trials for AI Nose-powered Ainos Flora device moves forward with 75 meaningful case results, paving the way for next-gen product targeting at-home testing

Next-Gen Ainos Flora will advance with NVIDIA CUDA, targeting Q3 for design completion and Q4 for clinical trial kickoff

SAN DIEGO, CA / ACCESSWIRE / June 14, 2024 / Ainos, Inc. (NASDAQ:AIMD, AIMDW) (“Ainos”, or the “Company”), a diversified healthcare company focused on novel AI-powered point-of-care testing (“POCT”) and VELDONA low-dose interferon therapeutics, today announced critical progress in the clinical trials of its revolutionary “Ainos Flora” volatile organic compound (“VOC”) POCT device that is based upon its transformative AI-powered digital nose (“AI Nose”) technology. Designed to provide rapid, non-invasive detection of bacterial, fungal, and certain common sexually transmitted infections (“STI”) in women, Ainos Flora has been in clinical trials at four major medical centers in Taiwan. The trials have successfully tested 75 clinical cases with meaningful insights, laying a solid foundation for the development of next-generation Ainos Flora.

The trials validate the effectiveness of the AI algorithm model, demonstrating improved recognition accuracy by incorporating more real-world data into the Ainos AI model. Reliability is ensured via comprehensive data standardization facilitated by advanced pre-processing data and environmental correction algorithms for overcoming individual and environmental variations. Additionally, refined software and hardware designs have optimized Ainos Flora’s sensing performance and have also mitigated impact from operational environment interference.

Building upon the success of current trials and leveraging the implementation of NVIDIA CUDA, a parallel computing platform and programming model developed by NVIDIA for general computing on graphical processing units (“GPUs”) to accelerate deep learning, Ainos is now developing the next generation of the Ainos Flora device, expanding the test portfolio to include viral infection. In recognition of growing demand for decentralized healthcare solutions in home healthcare, the second-generation Ainos Flora will feature improvements that allow users to obtain accurate results quickly and easily without professional medical training, further optimized for at-home testing. Software and hardware design and laboratory testing are expected to be completed by the third quarter of this year, with clinical trials planned to commence in the fourth quarter.

“I believe vaginal health and STI testing are currently massively underserved. Studies show vaginal infection increases risk of STI. Early STIs often have little or no symptoms, but they are still infectious. In the US, 15-24-year-olds account for roughly half of new STI cases and about 15.9 million STI tests were conducted per year in clinical setting. The public needs a telehealth-friendly, rapid, convenient, multi-use test solution to enable routine screening for vaginal health and STI. Ainos Flora is uniquely positioned to fill this unmet need. The STI testing market is projected to be US$256 billion by 2028. POCT accounts for just about 31% of the total STI testing market. We are therefore implementing CUDA to accelerate development,” Chun-Hsien (Eddy) Tsai, Chairman of the Board, President, and CEO of Ainos, commented.

The Company’s ongoing efforts to synergistically unite advanced deep learning algorithms with medical devices demonstrate Ainos’ relentless commitment to innovation in AI and medical technology. With over 50 approved and pending patents, Ainos is pioneering the AI Nose technology by seamlessly integrating AI deep learning with digital nose sensors for a new generation of rapid diagnostic tools designed for early, convenient and telehealth-friendly disease diagnosis and health monitoring. This technology has become a core growth driver for the Company, whose name is a fusion of the words “AI” and “Nose”. The AI Nose technology platform uses an array of digital nose sensors to identify VOC signals in gases. By utilizing NVIDIA CUDA, Ainos is positioned to accelerate deep learning model training further, delivering faster and more convenient medical services.

The Company’s flagship VOC POCT device, Ainos Flora, won the 2021 iF’s Medicine/Health Design Award. This compact, non-invasive device collects VOC samples near the patient’s genital area, offering a rapid, private, and user-friendly testing experience. This technology not only aids in swift diagnosis and treatment by healthcare professionals but also empowers individuals to manage their health proactively through remote self-monitoring.

Tsai added, “We are witnessing a rapid increase in demand for home healthcare as we believe the industry shifts from traditional hospital and clinical diagnosis to innovative solutions incorporating AI-enabled medical devices, telehealth services, and cloud applications. In response to this evolving landscape, we are driving forward our cutting-edge AI Nose-powered POCT solutions like Ainos Flora to stay at the forefront of this transformation. We are dedicated to making medical diagnostics more accessible and user-friendly with our extensive expertise and trusted experiences, and we are confident that Ainos will play a pivotal role in the telehealth and AI-driven future of healthcare.”

About Ainos, Inc.

Headquartered in San Diego, California, Ainos is a diversified healthcare company focused on novel AI-powered point-of-care testing (POCT) and VELDONA low-dose interferon therapeutics. The Company’s clinical-stage product pipeline includes VELDONA human and animal oral therapeutics, human orphan drugs, and telehealth-friendly POCT solutions powered by its AI Nose technology platform.

The name “Ainos” is a combination of “AI” and “Nose” to reflect the Company’s commitment to empowering individuals to manage their health more effectively with next-generation AI-driven POCT solutions. To learn more, visit https://www.ainos.com.

Follow Ainos on X, formerly known as Twitter, (@AinosInc) and LinkedIn to stay up-to-date.

Safe Harbor Statement

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “predict,” “project,” “target,” “future,” “likely,” “strategy,” “foresee,” “may,” “guidance,” “potential,” “outlook,” “forecast,” “should,” “will” or other similar words or phrases. Similarly, statements that describe the Company’s objectives, plans or goals are, or may be, forward-looking statements. Forward-looking statements are based only on the Company’s current beliefs, expectations, and assumptions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results may differ materially from those indicated in the forward-looking statements.

Important factors that could cause the Company’s actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, among others, the cost of production and sales potential of the products announced in this press release; the Company’s dependence on projected revenues from the sale of current or future products ; the Company’s limited cash and history of losses; the Company’s ability to achieve profitability; the Company’s ability to raise additional capital to continue the Company’s product development; the ability to accurately predict the future operating results of the Company; the ability to advance Ainos’ current or future product candidates through clinical trials, obtain marketing approval and ultimately commercialize any product candidates the Company develops; the ability to obtain and maintain regulatory approval of Ainos’ product candidates; delays in completing the development and commercialization of the Company’s current and future product candidates, which could result in increased costs to the Company, delay or limit the ability to generate revenue and adversely affect the business, financial condition, results of operations and prospects of the Company; intense competition and rapidly advancing technology in the Company’s industry that may outpace its technology; customer demand for the products and services the Company develops; the accuracy of third-party market research data, the impact of competitive or alternative products, technologies and pricing; disruption in research and development facilities; lawsuits and other claims by third parties or investigations by various regulatory agencies governing the Company’s operations; potential cybersecurity attacks; increased requirements and costs related to cybersecurity; the Company’s ability to realize the benefits of third party licensing agreements; the Company’s ability to obtain and maintain intellectual property protection for Ainos product candidates; compliance with applicable laws, regulations and tariffs; continued listing on and compliance with the applicable regulations of the Nasdaq Capital Market; and the Company’s success in managing growth. A more complete description of these risk factors and others is included in the “Risk Factors” section of Ainos’ Annual Report on Form 10-K for the year ended December 31, 2023, and other public filings with the U.S. Securities and Exchange Commission (“SEC”), many of which risks are beyond the Company’s control. In addition to the risks described above and in the Company’s filings with the SEC, other unknown or unpredictable factors also could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release.

The forward-looking statements made in this press release are expressly qualified in their entirety by the foregoing cautionary statements. Any forward-looking statements contained in this press release represent Ainos’ views only as of today and should not be relied upon as representing its views as of any subsequent date. Ainos undertakes no obligation to, and expressly disclaims any such obligation to, publicly update or revise any forward-looking statement to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Investor Relations Contact

Feifei Shen

Email: IR@ainos.com